                                                                  EXHIBIT 10.44



                               PURCHASE AGREEMENT

                         DATED AS OF NOVEMBER 15, 1996


                                    BETWEEN


                      INTERNATIONAL AERO COMPONENTS, INC.

                                   AS SELLER

                                      AND


                            KITTY HAWK AIRCARGO INC.

                                  AS PURCHASER


                               ------------------


    One (1) Boeing model 727-200 aircraft, bearing U.S. Registration Number
                             N252US, and MSN 19971

                               ------------------

                               TABLE OF CONTENTS


                                                                      PAGE

SECTION 1      DEFINITIONS                                             1

SECTION 2      SALE AND PURCHASE; OTHER AGREEMENTS                     3

SECTION 3      CLOSING; CONDITIONS TO CLOSING                          4

SECTION 4      REPRESENTATIONS, WARRANTIES AND AGREEMENTS              6

SECTION 5      INDEMNIFICATION; FILINGS                                8

SECTION 6      MISCELLANEOUS                                           9

                                    EXHIBITS

EXHIBIT A      AIRCRAFT DESCRIPTION
               1. SPECIFICATIONS
               2. AVIONICS
               3. SPECIFIC INSTALLED PARTS LIST
EXHIBIT B      AIRCRAFT DOCUMENTS
EXHIBIT C      BILLS OF SALE
EXHIBIT D      DELIVERY RECEIPT

                               PURCHASE AGREEMENT

        THIS AGREEMENT, dated as of November 15, 1996 (the "Agreement"), is by and between INTERNATIONAL AERO COMPONENTS, INC., an Arizona corporation (the "Seller"), and KITTY HAWK AIRCARGO INC., a Delaware corporation, (the "Purchaser").


                                   WITNESSETH
                                   ----------

        WHEREAS, Seller is the legal and beneficial owner of that Boeing model 727-200 aircraft, bearing U.S. Registration N252US, and MSN 19971; and

        WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's right, title and interest in and to the Aircraft on the terms and conditions, and subject to the limitations and exclusions, set forth herein.

        NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                   ARTICLE I

                                  DEFINITIONS

        SECTION 1.1. DEFINED TERMS.

        (a) Unless the context otherwise requires, the following terms shall have the following respective meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

        AIRCRAFT shall mean the Airframe, more particularly described in Exhibit A, together with: (i) all Parts and all components thereof (see Exhibit
A); (ii) all ancillary equipment or devices furnished with the Aircraft under this Agreement; (iii) all Aircraft Documents, and (iv) all substitutions, replacements and renewals of any and all thereof.

        AIRCRAFT DOCUMENTS shall mean the maintenance and inspection records and all other current and historical records and documentation pertaining to the Aircraft, and all such documents and records required to be maintained under Applicable Law and in accordance with the requirements of the FAA and/or Boeing or any other manufacturer of the Aircraft or Part.

        AIRFRAME shall mean: (a) the Boeing model 727-200 aircraft (excluding the Engines) bearing manufacturer's serial number 19971 and U.S. Registration N252US; and (b) any and all Parts applicable or pertaining thereto.

        APPLICABLE LAW shall mean: (i) any law, statute, decree, constitution, regulation, order, judgment, rule, license, permit, injunction or other directive of any Governmental Entity; (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (iii) any judicial interpretation or application of those described in (i) or (ii) above;
(iv) any administrative interpretation or application of those described in (i) or (ii) above; and (v) any amendment or revision of any of those described in
(i), (ii), (iii) or (iv) above.

        BILLS OF SALE shall mean the warranty bill of sale and a duly executed FAA Form 8050-2, in the form attached as Exhibit C hereto, to be delivered by Seller to Purchaser for the Aircraft.

        BUSINESS DAY shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Tucson, Arizona are authorized or required by law to be closed.

        DELIVERY DATE shall mean the date on which Seller is obligated to tender title to the Aircraft to Purchaser, and Seller accepts delivery of the Aircraft, all as further provided in Section 3.1 hereof.

        DELIVERY RECEIPT shall mean the delivery and acceptance receipt, dated the Delivery Date, in the form of Exhibit D hereto.

        EVENT OF LOSS shall mean any of the following events with respect to the Aircraft or Airframe: (a) Loss of such property or its use due to theft or disappearance, damage economic repair, or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or; (c) the condemnation, confiscation, appropriation or seizure of, or requisition of title to, such condemnation, confiscation, appropriation or seizure of, or requisition of title to, such property; or the use of such property by any Governmental Entity. In the event of a partial loss event which is insured against by Seller, Purchaser shall have the discretion to elect that if such insurance provides for proceeds to be applied to correct the partial loss, that such partial loss be corrected and not be treated as an Event of Loss.

        GOVERNMENTAL ENTITY shall mean and include: (i) the FAA; (ii) any national, state, or local government (whether domestic or foreign), any political subdivision thereof or local jurisdiction therein; (iii) any board, commission, department, division, organ, instrumentality, court or agency of any entity described in (ii) above, however constituted, and those of the United States of America; and (iv) any association, organization or institution of which any entity described in (ii) or (iii) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only (except for purposes of defining "Applicable Law" above) to the extent that any entity described in (i) through (iv) above has jurisdiction over this Agreement, or the Aircraft and its operations, or any of the parties hereto or the transactions contemplated hereby.

        INDEMNITEES shall mean, collectively, Purchaser and its officers, directors, shareholders, controlling persons, agents, employees and their respective successors and assigns.

        LIEN shall mean any mortgage, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind or nature whatsoever.

        OPERATIVE DOCUMENTS shall mean this Agreement, the Bill of Sale and all of the agreements, instruments, certificates and other documents of any nature executed in connection therewith, including any amendments, modifications or supplements thereto from time to time.

        PARTS shall mean all appliances components, parts, instruments, appurtenances, avionics, accessories, furnishings and other equipment of whatever nature which may now or from time to time prior to the Delivery Date be incorporated or installed in or attached to (or if not then attached or installed, which pertain thereto and would be so attached or installed but for repairs and/or inspection as of the Delivery Date) the Airframe, including those described in Exhibit A.

        PERSON shall mean any individual, corporation, partnership, joint venture, business association, joint-stock company, trust or unincorporated organization or any government or political subdivision thereof or any governmental agency.

        TAXES shall mean any and all sales, use, business, gross income, personal property, transfer, fuel, leasing, occupational, value added, excess profits, excise, gross receipts, franchise, stamp, documentation, registration, income, levies, imposts, withholdings or other taxes or duties of any nature, together with any penalties, fines, charges or interest thereon.

        (b) All references in this Agreement to sections, paragraphs, clauses, schedules, appendices and exhibits are to sections, paragraphs, clauses, schedules, appendices and exhibits in and to this Agreement unless otherwise indicated.

                                   ARTICLE II

                       SALE AND PURCHASE; OTHER AGREEMENTS

        SECTION 2.1.  SALE AND PURCHASE; TERMINATION.

        (a) Subject to the terms and conditions set forth herein, on the Delivery Date, Seller agrees to sell, convey, transfer and assign to Purchaser, and Purchaser agrees to purchase and accept from Seller, all of the Seller's right, title and interest in and to the Aircraft, free and clear of any and all Liens and other encumbrances whatsoever.

        (b) EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE AIRCRAFT IS BEING SOLD BY SELLER TO PURCHASER "AS IS, WHERE IS" AND SELLER MAKES NO WARRANTIES OR GUARANTIES, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE CONDITION OF THE AIRCRAFT OR ANY PART THEREOF.

        SECTION 2.2.  DEPOSIT; PURCHASE PRICE, RENT ADJUSTMENT; PAYMENT.

        (a) Purchaser shall deposit an amount equal to One Hundred Thousand Dollars (US$100,000) with Seller upon signing this Agreement, such amount to be fully credited against the purchase price. Such amount is to be fully and promptly reimbursed to Purchaser if Seller defaults in its obligations hereunder or this Agreement becomes otherwise unperformable.

        (b) The purchase price payable by Purchaser to Seller for the Aircraft on the Delivery Date (the "Purchase Price") is an amount equal to Six Hundred and Seventy Five Thousand Dollars (US$675,000.00) less the amount of Purchaser's US$100,000 Deposit. The Purchase Price shall be payable by Purchaser in lawful currency of the United States of America in the manner contemplated by paragraph (b) of this Section 2.2.

        (c) Payment of the purchase price on the Delivery Date shall be made by Purchaser by wire transfer of immediately available funds, to such account as Seller may direct in writing.

        SECTION 2.3. TAXES. Purchaser shall be responsible for payment of any Taxes and similar charges lawfully imposed by any Governmental Entity upon the sale and Purchase of the Aircraft as contemplated hereby.

                                  ARTICLE III

                         CLOSING; CONDITIONS TO CLOSING

        SECTION 3.1. CLOSING/DELIVERY OF THE AIRCRAFT. The Seller shall deliver the Aircraft to Purchaser in Tucson, Arizona on such date as the parties shall mutually agree, but no later than November 29, 1996.

        Seller shall have completely assembled the Airframe at Seller's cost, performed an A and B check on the Airframe, performed a landing gear swing, and performed a weight and balance calculation.

        Purchaser shall have provided three (3) JT8D-7B engines in Quick Engine Change configuration ("QEC") and installed such engines on the Airframe at Purchaser's expense. Purchaser shall be responsible for obtaining a Ferry Permit from the U.S. FAA, and Seller and Buyer will use their reasonable best efforts to work together to obtain the Ferry Permit. If either party, in its sole and reasonable judgment, believes that obtaining ferry permit is not an economically feasible alternative, the sale will be terminated. If Purchaser is unable to provide such ferry engines, Seller shall use its best efforts to assist Purchaser in locating such ferry engines, including lending Purchaser appropriate ferry engines in Seller's possession on commercial terms, including commercial price for such loan.

        Seller hereby warrants to Purchaser that it has good and marketable title to the Aircraft free and clear of any and all Liens whatsoever, and upon execution and delivery of the Bills of Sale to Purchaser hereunder, Seller shall have transferred good and marketable title to such Aircraft to Purchaser,that Purchaser shall be fully vested with the same; and further that Seller shall forever defend such title against any and all claims and demands whatsoever, at Seller's sole cost and expense.

        SECTION 3.2. SELLER'S CONDITIONS TO CLOSING. The obligation of Seller to sell the Aircraft on the Delivery Date as provided herein is subject to the compliance (to the reasonable satisfaction of Seller) on or before the Delivery Date with, or the waiver by Seller on or before the Delivery Date of, the following conditions precedent:

        (a) Litigation. No action, proceeding or investigation shall have been instituted or threatened before any Governmental Entity, nor shall any order, writ, judgment or decree have been issued or proposed to be issued by any Governmental Entity, which in any case questions the validity or legality of this Agreement, the Operative Documents, the transactions contemplated hereby and thereby, or the ability of either party to consummate any of such transactions.

        (b) Purchase Price / Delivery Receipt. Purchaser shall have paid the Purchase Price as contemplated by Section 2.2 hereof, and executed and tendered the Delivery Receipts.

        SECTION 3.3. PURCHASER'S CONDITIONS TO CLOSING. The obligation of Purchaser to purchase the Aircraft, and to pay the Purchase Price on the Delivery Date as provided herein is subject to the compliance by Seller on or before the Delivery Date with, or the express waiver by Purchaser on or before the Delivery Date of, the following conditions precedent:

        (a) Consents Under Other Obligations; Governmental Authority Notices and Approvals. All approvals and consents of, or notices to, any Governmental Authority, which are required in connection with the transactions contemplated by the Operative Documents, shall to the reasonable satisfaction of Purchaser have been duly obtained, given or accomplished.

        (b) Litigation. No action, proceeding or investigation shall have been instituted or threatened before any Governmental Entity, nor shall any order, writ, judgment or decree have been issued or proposed to be issued by any Governmental Entity, which in any case questions the validity or legality of this Agreement, the Operative Documents, the transactions contemplated hereby and thereby or the ability of either party hereto to consummate any of such transactions.

        (c) Bills of Sale. The Bills of Sale shall have been duly authorized, executed and tendered by Seller.

        (d) Event of Loss. No Event of Loss, or any event which, with notice, lapse of time, or both, would become an Event of Loss, shall have occurred.

        (e) Tender of Aircraft. Seller shall have tendered delivery and possession of the Aircraft.

        (f) Proceedings Satisfactory. All proceedings taken in connection with the transactions contemplated hereby and all documents and papers relating thereto shall be reasonably satisfactory to Purchaser, and Purchaser shall have received copies of such documents and papers as Purchaser may reasonably request in connection therewith, all in form and substance satisfactory to Purchaser.


                                   ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

        SECTION 4.1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER. Seller represents, warrants and covenants to, and agrees with, Purchaser as follows, such representations, warranties and covenants to survive the execution and delivery of this Agreement and the Operative Documents.

        (a) Organization, Corporate Authority, Etc. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona, and is duly qualified to own its properties and carry on its business in each jurisdiction where the failure to be so qualified would have a material adverse effect on

Seller's business. Seller has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Operative Documents executed and delivered by it in connection herewith.

        (b) Authorization, Etc. This Agreement and the transactions contemplated hereby have been duly authorized, executed and delivered by Seller. This Agreement constitutes the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms, except as enforcement of the terms hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting enforcement of creditors' rights generally.

        (c) No Violation. Neither execution, delivery or performance by Seller of this Agreement or any other Operative Document or agreement related hereto, or the consummation by Seller of any of the transactions contemplated hereby or thereby, will contravene any Applicable Law binding on Seller or any of its property, or any provision of the charter or bylaws of Seller, or will result in a breach of, or constitute a default under, or contravene any provision of, any agreement or instrument to which Seller is a party or by which Seller or any of its property is bound (which breach, default or contravention would have a material adverse effect on such execution, delivery or performance).

        (d) No Consents and Approvals. Neither the execution, delivery or performance by Seller of this Agreement or any other document or agreement related hereto, nor the consummation by Seller of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Entity or the terms and provisions of any thereof, except such as have been obtained or effected on or prior to the Closing Date.

        (e) Prior Transfers; Title. Seller is the sole legal and beneficial owner of the Aircraft and registered owner of the Aircraft with the FAA. There are no Liens on the Aircraft, and Seller will convey to Purchaser good and marketable title to the Aircraft, free and clear of any and all other Liens.

        (f) No Defaults. Seller is not in default with respect to any of its obligations hereunder nor does any condition exist, the existence of which, upon the giving of notice or the lapse of time, or both, would constitute such a default. In addition, no Event of Default, or other similar event or condition giving rise to substantially the same consequences hereunder or thereunder has occurred and is continuing.

        (g) No Material Litigation. There are no pending or, to the best of Seller's knowledge, threatened investigations, suits or proceedings against Seller or affecting Seller, the Aircraft or its properties, which would materially adversely affect the consummation of the transactions contemplated by, or the performance by Seller of its obligations under, this Agreement and the other Operative Documents.

        SECTION 4.2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER. Purchaser represents, warrants and covenants to Seller as follows, such representations, warranties and covenants to survive the execution and delivery of this Agreement:

        (a) Organization, Corporate Authority, Etc. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The purchase and sale of property similar to the Aircraft is within the ordinary course of business conducted by Purchaser and Purchaser has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Operative Documents to which it is a party.

        (b) Authorization, Etc. This Agreement has been duly authorized, executed and delivered by Purchaser. This Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with its respective terms, except as enforcement of the terms hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting enforcement of creditors' rights generally.

        (c) No Violation. Neither the execution, delivery or performance by Purchaser of this Agreement or the other Operative Documents to which it is a party, or the consummation of any of the transactions contemplated hereby or thereby, will contravene any Applicable Law binding on Purchaser or any of its property, or any provision of the articles of incorporation or bylaws of Purchaser, or will result in a breach of, or constitute a default under, or contravene any provision of, any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its property is bound (which breach, default, or contravention would have a material adverse effect on such execution, delivery or performance)

                                   ARTICLE V

                            INDEMNIFICATION; FILINGS

        SECTION 5.1.  INDEMNIFICATION.

        (a) Seller agrees to indemnify, defend and hold Purchaser, its officers, directors, employees and shareholders harmless from any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments by, or on behalf of, any third party or parties, including reasonable attorneys fees and expenses, arising out of: (i) the breach of any representation, warranty, or covenant of Seller set forth herein; (ii) any breach or other default by Seller under this Agreement or the other Operative Documents; and
(iii) any act or event occurring prior to delivery of the Aircraft to Purchaser on the Closing Date and related to the Aircraft and Seller's ownership of the same.

        (b) Purchaser hereby agrees to indemnify, defend and hold Seller, its officers, directors and employees, harmless from any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments by, or on behalf of, any third party or parties, including reasonable attorneys fees and expenses arising out of: (i) the breach of any representation, warranty or covenant of Purchaser set forth herein; (ii) any breach or other default by Purchaser hereunder; and (iii) any act or event occurring after delivery of the Aircraft to Purchaser on the Closing Date and related to the Aircraft and Purchaser's ownership of the same.

                                   ARTICLE VI

                                 MISCELLANEOUS

        SECTION 6.1. TRANSACTION COSTS. Each party hereto agrees to pay the fees and expenses of its own counsel and/or special counsel in connection with the transactions contemplated hereby.

        SECTION 6.2. BROKERS, FINDERS, ETC. Except with respect to Purchaser's arrangement with Fieldstone, each party represents to the other that it has dealt with no broker or finder in connection with the transactions contemplated hereby, and no broker or person acting on such a party's behalf is entitled to any brokerage fee, financial advisory fee, commission or finder's fee in connection with such transactions. Seller and Purchaser each agree to indemnify and hold harmless the other from and against any and all loss, liability, damage, cost, claim or expense (including without limitation attorneys' fees) incurred by reason of any such commission, brokerage fee, financial advisory fee or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

        SECTION 6.3. COUNTERPARTS; EFFECTIVE DATE. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 6.4. AMENDMENTS, ETC.; ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings between the parties, whether written or oral. Neither this Agreement, nor any of the terms hereof or thereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument which purports to terminate, amend, supplement, waive or modify this Agreement, or any of the terms hereof or thereof, signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The schedules, exhibits and appendices attached to this Agreement constitute a part of this Agreement and are incorporated herein by reference as if set forth in full in the main body of this Agreement.

        SECTION 6.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Neither party hereto shall assign its rights hereunder without the consent of the other party unless required to do so by Applicable Law.

        SECTION 6.6. GOVERNING LAW. This Agreement, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the law of the State of Arizona applicable to contracts made in such state and to be performed entirely within such state, without giving effect to principles relating to conflicts of law. Any dispute under this Agreement shall be settled exclusively by arbitration under the commercial arbitration rules of the American Arbitration Association. The locale of arbitration shall, at the request of either party, be in the State of Arizona. Judgment upon an arbitration award may be entered in any court having jurisdiction. The prevailing party in arbitration or in litigation to enforce an arbitration award shall be entitled to recover reasonable attorney's fees and costs.

        SECTION 6.7. NOTICES. All notices, offers, acceptances, approvals, waivers, requests, demands and other communications hereunder or under any instrument, certificate or other instrument delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by FedEx or DHL, (c) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested,
(d) if sent by prepaid telegram or by telex and confirmed, or (e) if sent by any electronic data transmission facility and confirmed. Notice so given shall be effective upon receipt; provided, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purpose of notice, the address of the parties shall be as set forth below; provided, that any party shall have the right to change its address for notice hereunder to any other location by the giving of prior notice to the other party in the manner set forth hereinabove. The initial addresses of the parties hereto are as follows:

Purchaser:      Kitty Hawk Aircargo, Inc.
                1515 West 20th Street
                DFW Airport, Texas 75261
                Attn: Richard Wadsworth
                Fax: 972-456-2305


Seller:         International Aero Components, Inc.
                2285 East Elvira
                Tucson, Arizona 85706

                        Attention: General Manager
                        Fax: (520) 741-0480


        SECTION 6.8. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 6.9. HEADINGS. The headings used herein are for convenience of reference only and shall not define or limit any of the term or provisions hereof.

        SECTION 6.10. SURVIVAL. The representations, warranties and covenants of the parties contained in this Agreement, or in any instrument, certificate or other document delivered in connection herewith or therewith, shall survive execution and delivery hereof.

        SECTION 6.11. FURTHER ASSURANCES. Seller and Purchaser shall do and perform such further acts and execute and deliver such further instruments as may be required by law or reasonably requested by either party to carry out and effectuate the purposes of this Agreement.


                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year set forth above.

SELLER:                                      INTERNATIONAL AERO COMPONENTS, INC.



                                             By: /s/ RICHARD W. DOUST
                                             Name:   Richard W. Doust
                                             Title:  Director


PURCHASER:                                   KITTY HAWK AIRCARGO INC.


                                             By: /s/ RICHARD R. WADSWORTH
                                             Name:   Richard R. Wadsworth
                                             Title:  Vice President CFO